EXHIBIT 23.3


                       INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Anthracite Capital, Inc. on Form S-8 of our report dated March 17, 1999, appearing in the Annual Report on Form 10-K of Anthracite Capital, Inc. for the period from March 24, 1998 (commencement of operations) to December 31, 1998.

DELOITTE & TOUCHE LLP

New York, NY
March 31, 1999